    Exhibit 99.1
        News Release

Contact Information:
Sara Banda    Jim Burke
Media Relations    Media Relations
Sara.Banda@L3Harris.com    Jim.Burke@L3Harris.com
321-674-4498    321-727-9131

Christopher E. Kubasik Succeeds William M. Brown as CEO
of L3Harris Technologies

MELBOURNE, Fla., June 29, 2021 — Christopher E. Kubasik today succeeded William M. Brown as Chief Executive Officer of L3Harris Technologies (NYSE: LHX) – becoming the second CEO in its history as a combined company. The planned transition was first announced in October 2018 as part of L3Harris’ merger of equals and has been unanimously re-affirmed by the Board of Directors.

Brown now serves as Executive Chair of the Board. He became Chair and CEO of L3Harris at the merger close on June 29, 2019, after serving as CEO of Harris Corporation since 2011 and Chair since 2014.

“I am looking forward to continuing to work closely with Bill and the Board and leading our 48,000 dedicated employees to execute the strategy we established at the merger close,” said Kubasik, who also continues as Vice Chair of the Board. “We remain focused on delivering on our commitments to our shareholders, customers and all of our stakeholders. Our ability to provide affordable, innovative and rapidly fielded solutions that address our customers’ mission critical needs is more important now than ever before.”

Kubasik has more than 30 years of experience in the aerospace and defense industry and most recently served as Vice Chair, President and COO of L3Harris. He previously was Chair, President and CEO of L3 Technologies. He joined L3 as President and COO in 2015. Prior to that he was President and COO of Lockheed Martin Corporation, where he also held a number of senior executive and finance roles, and formerly was a partner at Ernst & Young.

“Chris’ extensive industry knowledge and customer relationships – combined with his significant leadership experience with L3Harris, L3 Technologies and Lockheed Martin – make him a perfect fit to lead L3Harris as we move into our next chapter as a combined company,” said Brown. “I look forward to continuing our partnership and leveraging the momentum we have built since the merger.”

“Today’s transition reflects the strength of the thoughtful and detailed merger strategy and foundation of trust built by Bill, Chris and the Board. Despite the challenges inherent in any merger, and a global pandemic, we have successfully created the leading defense technology company,” said Bob Millard, Lead Independent Director of the Board. “The Board greatly appreciates Bill’s dedication and many accomplishments over the past 10 years, which have been integral to creating L3Harris. We have complete confidence that Chris’ leadership, vision and ability to execute will build on our momentum.”

Biographies    Photographs: Christopher E. Kubasik    William M. Brown

About L3Harris Technologies
L3Harris Technologies is an agile global aerospace and defense technology innovator, delivering end-to-end solutions that meet customers’ mission-critical needs. The company provides advanced defense and commercial technologies across air, land, sea, space and cyber domains. L3Harris has approximately $18 billion in annual revenue and 48,000 employees, with customers in more than 100 countries. L3Harris.com.

Forward-Looking Statements
This press release contains forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. L3Harris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
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